EXHIBIT 99.1

Contact:    Media       Jon Morgan or Adam Weiner
                        Kekst and Company
                        (212) 521-4800

            Investors   Gina Wilkinson
                        Cosi, Inc.
                        (212) 653-7111

FOR IMMEDIATE RELEASE

               COSI, INC. ANNOUNCES $20 MILLION EQUITY INVESTMENT

        PROVIDES PRELIMINARY OPERATING RESULTS FOR 2004 FIRST QUARTER AND
            INFORMATION ON PERFORMANCE AT RE-DESIGNED AVON, CT STORE

New York, NY, April 28, 2004 -- Cosi, Inc. (NASDAQ: COSI) announced today that it has entered into a definitive agreement to sell 3,550,000 newly issued shares of its common stock in a private placement to a limited number of institutional investors at a price of $5.65 per share, providing Cosi with proceeds of approximately $20.0 million. The cash proceeds will finance construction of new Cosi stores within select Macy's locations this year under the previously announced foodservice partnership with Federated Department Stores, Inc., substantially strengthen the Company's balance sheet, support Cosi's plans for new store construction in 2005, and provide for continued infrastructure improvements. The newly issued shares will bring Cosi's total shares outstanding to approximately 30,515,000.

"We believe the fast-casual dining segment offers national growth opportunities for Cosi," said Executive Chairman William D. Forrest. "Cosi's strong brand position, operating discipline and talented management are driving performance, and our three growth strategies - Company-owned, franchised, and strategic partnerships -- are designed to reinforce each other in building a successful national brand and national footprint for Cosi.

"The investment provides Cosi with capital to execute promptly on our partnership strategy, introducing the Cosi brand to the Seattle, Atlanta, Miami and Memphis markets this summer and fall. Further, we gain the flexibility to prepare this year for the new Company-owned store growth that we plan for 2005.

"This vote of confidence in Cosi's future by investors also represents significant appreciation in Cosi's value since our December rights offering, and we believe it will be important to our efforts to further enhance shareholder value," Mr. Forrest concluded.

Cosi also announced that, based on preliminary information for the first quarter ended March 31, 2004, it expects restaurant operating cash flow to improve by more than 73% over the first quarter of 2003, notwithstanding a slight decline in revenue due to there being fewer restaurants in operation. Cosi said that it expects net sales to be approximately $24.9 million; cost of goods sold to be approximately $6.5 million, or 26.1% of sales; and restaurant operating expenses to be approximately $15.9 million, or 63.7% of sales. Cosi operated 89 stores at the beginning of the 2004 first quarter and 88 stores at the end of the quarter.

By comparison, Cosi's operating results for the first quarter ended March 31, 2003, included net sales of $25.7 million; cost of goods sold of $7.3 million, or 28.5% of sales; and restaurant operating expenses of $16.8 million, or 65.5% of sales. Cosi operated 97 stores at the beginning of the 2003 first quarter and 94 stores at the end of the quarter.

Cosi also said that, based on preliminary information, its re-designed Avon, Connecticut restaurant -- the first Cosi location employing an all new store design that will be used in new Company-owned and franchised stores -- is demonstrating early evidence of stronger performance than the original Cosi in the same location. During the six week period since the store's re-opening on March 12, 2004, performance is trending at an annualized sales level of $1.725 million, a 15% increase from the annualized run rate of sales recorded by the store during the third and fourth quarter of 2003, which was $1.478 million. Additionally, the re-designed restaurant's partner labor costs as a percentage of sales since its re-opening were approximately 210 basis points lower than during the third and fourth quarter of 2003. Cosi cautioned that actual annual sales at the Avon store - or other stores modeled on the Avon prototype - may not reflect the trend cited above.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. However, as part of the transaction, the Company agreed to file a registration statement on Form S-3 no later than 30 days after the closing of the transaction with the Securities and Exchange Commission for purposes of registering the resale of the shares of common stock issued in the private placement.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company's securities under the resale registration statement will be made only by means of a prospectus.

About Cosi, Inc.

Cosi (www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Square bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a quirky, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are more than 80 Cosi locations in eleven states including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

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